CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Orchids Paper Products Company of our report dated March 7, 2012, relating to our audits of the financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Orchids Paper Products Company for the year ended December 31, 2011.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Tulsa, Oklahoma

May 31, 2012

6120 S. Yale, Suite 1200, Tulsa, OK 74136-4242

P 918.496.1080 F 918.745.2399

www.hogantaylor.com